Exhibit 99.3

AEVI GENOMIC MEDICINE, INC. AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2019 AND FOR THE THREE- AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 and SEPTEMBER 30, 2018

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30, 2019	December 31, 2018
	Unaudited	Audited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,381	$12,076
Prepaid expenses and other current assets	403	170
Total current assets	2,784	12,246
LONG‑TERM ASSETS:
Lease deposits	11	11
Property and equipment, net	1	20
Total long‑term assets	12	31
Total assets	$2,796	$12,277
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$123	$1,582
Other accounts payable and accrued expenses	4,130	2,763
Total current liabilities	4,253	4,345
LONG‑TERM LIABILITIES:
Royalty agreement liability	2,000	—
Total long‑term liabilities	2,000	—
Total liabilities	6,253	4,345
STOCKHOLDERS’ EQUITY:
Common stock—$0.0001 par value; 200,000,000 shares authorized; 64,766,882 shares issued and outstanding at September 30, 2019 and December 31, 2018	$7	$7
Additional paid‑in capital	254,815	253,678
Accumulated deficit	(258,279)	(245,753)
Total stockholders’ equity	(3,457)	7,932
Total liabilities and stockholders’ equity	$2,796	$12,277
The accompanying notes are an integral part of the condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018
	Unaudited		Unaudited
Research and development expenses	$7,902	$17,433	$2,499	$5,125
General and administrative expenses	4,643	6,852	1,543	2,174
Operating loss	(12,545)	(24,285)	(4,042)	(7,299)
Financial income, net	19	136	—	50
Net loss	$(12,526)	$(24,149)	$(4,042)	$(7,249)
Basic and diluted loss per share	$(0.190)	$(0.400)	$(0.060)	$(0.120)
Weighted average number of common stock used in computing basic and diluted loss per share	64,766,882	60,240,787	64,766,882	62,019,780
The accompanying notes are an integral part of the condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited—In thousands, except share and per share data)

	For the Three Months ended September 30, 2019 and 2018
	Common stock		Additional		Total
	Shares	Amount	paid‑in capital	Accumulated deficit	stockholders’ equity
Balance as of June 30, 2018	59,340,731	$6	$247,162	$(231,878)	$15,290
Stock‑based compensation related to options and warrants granted to directors and employees	—	—	750	—	750
Issuance of common stock at an average of $0.97 per share, net	5,426,151	(*)	4,961	—	4,961
Net loss	—	—	—	(7,249)	(7,249)
Balance as of September 30, 2018	64,766,882	$6	$252,873	$(239,127)	$13,752
Balance as of June 30, 2019	64,766,882	$7	$254,562	$(254,237)	$332
Stock‑based compensation related to options and warrants granted to directors and employees	—	—	253	—	253
Net loss	—	—	—	(4,042)	(4,042)
Balance as of September 30, 2019	64,766,882	$7	$254,815	$(258,279)	$(3,457)

	For the Nine Months ended September 30, 2019 and 2018
	Common stock		Additional		Total
	Shares	Amount	paid‑in capital	Accumulated deficit	stockholders’ equity
Balance as of December 31, 2017	59,332,265	$6	$245,593	$(214,978)	$30,621
Stock‑based compensation related to options and warrants granted to directors and employees	—	—	2,285	—	2,285
Exercise of warrants and options	8,466	(*)	34	—	34
Issuance of common stock at an average of $0.97 per share, net	5,426,151	(*)	4,961	—	4,961
Net loss	—	—	—	(24,149)	(24,149)
Balance as of September 30, 2018	64,766,882	$6	$252,873	$(239,127)	$13,752
Balance as of December 31, 2018	64,766,882	$7	$253,678	$(245,753)	$7,932
Stock‑based compensation related to options and warrants granted to directors and employees	—	—	1,137	—	1,137
Net loss	—	—	—	(12,526)	(12,526)
Balance as of September 30, 2019	64,766,882	$7	$254,815	$(258,279)	$(3,457)

(*)	Represents an amount lower than $1.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine months ended September 30,
	2019	2018
	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,526)	$(24,149)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation	19	49
Stock‑based compensation	1,137	2,285
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(233)	355
Trade payables	(1,459)	642
Other accounts payable and accrued expenses	1,367	1,653
Other long‑term assets	—	43
Net cash used in operating activities	$(11,695)	$(19,122)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	$—	$—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net	—	4,961
Proceeds from exercise of options and warrants	—	34
Proceeds from royalty agreement	2,000	—
Net cash provided by financing activities	$2,000	$4,995
Decrease in cash and cash equivalents	(9,695)	(14,127)
Balance of cash and cash equivalents at the beginning of the period	12,076	33,729
Balance of cash and cash equivalents at the end of the period	$2,381	$19,602
The accompanying notes are an integral part of the condensed consolidated financial statements.

NOTES TO THE FINANCIAL STATEMENTS
(In thousands, except share and per share data)
NOTE 1: GENERAL

a.
Aevi Genomic Medicine Inc. (the “Company”) was incorporated in January 2000 in Delaware as Medgenics, Inc. The Company has two wholly‑owned subsidiaries (the “Subsidiaries”): Medgenics Medical Israel Ltd. (the “Israeli Subsidiary”), which was incorporated in Israel in March 2000 and Aevi Genomics Medicine Europe BVBA/SPRL, which was incorporated in Belgium in December 2018. The Company is a clinical stage biopharmaceutical company with an emphasis on identifying the drivers of disease and applying this understanding to the pursuit of differentiated novel therapies primarily for pediatric onset, life‑altering diseases, including rare and orphan diseases.

As of October 15, 2019, the Company’s common stock (the “Common Stock”) is traded on the Nasdaq Capital Market, after transferring from the Nasdaq Global Market, which the Company’s Common Stock had been traded on since October 21, 2016.

b.
As reflected in the accompanying financial statements, the Company incurred a net loss and negative cash flow from operating activities for the nine‑month period ended September 30, 2019 of $12,526 and $11,695, respectively. The accumulated deficit as of September 30, 2019 was $258,279. As of September 30, 2019, the Company had cash and cash equivalents of $2,381 which it believes will provide funding for its operations into the fourth quarter of 2019. The Company and the Subsidiaries have not yet generated revenues from product sales. See Note 3 below, for additional information regarding liquidity risks and management’s plans. See Note 4 below, for additional information regarding that certain outstanding note payable to CHOP in cash.

c.
The Children’s Hospital of Philadelphia Foundation (the “CHOP Foundation”) is the Company’s largest stockholder. As of September 30, 2019, the CHOP Foundation and certain related parties beneficially owned 21,311,586 shares of the Company’s Common Stock. The shares of Common Stock beneficially owned by the CHOP Foundation and certain related parties represent approximately 31.5% of the Company’s outstanding shares of Common Stock.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

a.
The accompanying unaudited condensed financial statements of the Company, have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form 10‑K for the year ended December 31, 2018 (“2018 Form 10‑K”) as filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year as reported in the 2018 Form 10‑K have been omitted.

b.	Recently issued accounting pronouncements:
In 2016, the FASB issued ASU 2016‑02, Leases, which replaced existing leasing guidance. ASU 2016‑02 requires lessees to recognize operating and financing lease liabilities and related right‑of‑use assets, in addition to increased disclosures as to the nature of cash flows arising from a lease. The Company has adopted the new standard effective January 1, 2019, electing not to restate comparative periods. Adoption has not changed the classification of any of the Company’s leases. As a result of adopting ASU 2016‑02, the primary impact on the Company’s financial statements was the recognition of a right‑of‑use asset and a corresponding current lease liability of approximately $42 on the Company’s Condensed Consolidated Balance Sheet, as of January 1, 2019.
In June 2018, the FASB issued ASU 2018‑07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Shared‑Based Payment Accounting. This guidance is intended to simplify the accounting for share‑based payments to nonemployees by aligning it with the accounting for share‑based payments to employees, with certain exceptions. This guidance will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, and early adoption is permitted. The Company does not anticipate a material impact to the consolidated financial statements as a result of the adoption of this guidance.
Other accounting standards that have been issued or proposed by the FASB or other standards‑setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.
NOTE 3: LIQUIDITY RISKS AND MANAGEMENT’S PLANS
The future success of the Company is dependent on its ability to develop its product candidates and ultimately upon its ability to attain profitable operations. The Company is subject to a number of risks similar to other early‑stage life science companies, including, but not limited to, successful discovery and development of its product candidates, raising additional capital with favorable terms, development by its competitors of new technological innovations, protection of proprietary technology and market acceptance of the Company’s products. The successful discovery and development of product candidates requires substantial working capital which may not be available to the Company on favorable terms.
The Company has financed its operations primarily through issuance of equity. As of September 30, 2019, the Company had cash and cash equivalents of $2,381 and liabilities of $6,253. The Company has incurred recurring operating losses since inception. For the quarter ended September 30, 2019, the Company incurred a net loss of $4,042 and as of September 30, 2019 the Company has an accumulated deficit of $258,279. The Company anticipates operating losses to continue for the foreseeable future due to, among other things, costs related to research, development of its product candidates and its preclinical programs, and its administrative organization. The Company will require substantial additional financing to fund its operations and to continue to execute its strategy. These conditions raise substantial doubt about its ability to continue as a going concern within one year after the date that the financial statements are issued.
To alleviate the conditions that raise substantial doubt about the Company’s ability to continue as a going concern, the board of directors has commenced a review to explore and evaluate potential strategic alternatives to enhance stockholder value. These alternatives could include, among others, continuing to execute the Company’s business plan, issuing or transferring shares of its Common Stock or other equity securities, the license, sale or disposition of certain assets or programs, the formation of a joint venture, a strategic business combination, a transaction that results in private ownership or the sale of the Company, or some combination of these. There can be no assurance that the review of strategic alternatives will result in the identification or consummation of any transaction or that our board of directors will determine that continuing our current business operations is in the best interest of the Company’s stockholders. If the Company raises additional funds through strategic collaborations and alliances or licensing agreements with third parties, which may include existing collaboration partners, the Company may have to relinquish valuable rights to its technologies or product candidates, including AEVI‑002, AEVI‑005, AEVI‑006, AEVI‑007 and other product candidates, or grant licenses on terms that are not favorable to the Company. To the extent that the Company raises additional capital through the sale of equity, the ownership interest of its existing shareholders will be diluted and other preferences may be necessary that adversely affect the rights of existing shareholders. If none of these alternatives is available, or if available, the Company is unable to raise sufficient capital through such transactions, it will not have sufficient cash resources and liquidity to fund its business operations for at least the next year following the date the financial statements are issued. Accordingly, management has concluded that substantial doubt exists with respect to the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

NOTE 4: COMMITMENTS AND CONTINGENCIES
The offices of the Company were rented under an operating lease agreement and committed through April 2019. In March 2019, the Company agreed to extend the operating lease through April 2020. Both the Company and the landlord have the right to terminate the lease 60 days after written notice is provided.
In November 2014, the Company entered into a license agreement (the “License Agreement”), and a sponsored research agreement (the “Research Agreement”), each with the Children’s Hospital of Philadelphia (“CHOP”). Under the terms of the License Agreement, CHOP granted the Company (i) an exclusive, sublicensable license to use certain patent rights covering potential diagnostic and therapeutic targets, (ii) an exclusive, non‑sublicensable license to use certain biospecimen and phenotypic data collected from patients with rare and orphan diseases and their family members, or the Biobank. A License Issuance Fee of $500 was paid and expensed in 2014. Beginning in 2016 and continuing through 2020, the Company paid, and is contractually required to pay, to CHOP an annual license maintenance fee of $100. This annual license maintenance fee increases to $200 beginning in 2021. The Company is required to pay to CHOP certain milestone payments, ranging from $250 to $500; low single‑digit royalties on net sales of all licensed products and a percentage of amounts received from sublicensing activities.
The License Agreement terminates upon the expiration date of the last‑to‑expire royalty term under the License Agreement. The Company may terminate the License Agreement at any time with six months’ prior written notice to CHOP, and CHOP may terminate the License Agreement upon (i) an uncured default by the Company of the License Agreement, (ii) the failure by the Company to meet certain development and/or commercialization milestones under the License Agreement, or (iii) the Company entering into liquidation, having a receiver or administrator appointed over any assets related to the License Agreement, makes any voluntary assignment of our assets for the benefit of creditors, ceases to carry on business, files for bankruptcy under Chapter 7 of the US Bankruptcy Code or has an involuntary petition under Chapter 7 of the US Bankruptcy Code filed against us.
In February 2017, the Company amended the License Agreement. The amendment allows the Company to extend the period of its exclusive commercial access to the Biobank for rolling two‑year periods. The cost of the first extension was $198 with each subsequent extension costing $125. The Company has exercised such option in each of 2017 and 2018.
In December 2015, the Company entered into an amendment to the Research Agreement, which amendment, amongst other things, granted it the right to extend the term of the Research Agreement until November 12, 2017. In February 2017, the Company entered into a second amendment to the Research Agreement, which extended the term of the Research Agreement through June 30, 2018. This amendment also granted the Company rights to continually extend the term of the Research Agreement by one year by giving CHOP written notice of extension no later than one year prior to the expiration of the then‑current term of the Research Agreement. In June 2017, the Company extended the term of the Research Agreement through June 30, 2019, and in June 2018, it extended the term of the Research Agreement through June 30, 2020. $5,937 was due under the Research Agreement in 2018. $4,750 is due under the Research Agreement in 2019, and in the first half of 2020, $2,375 will be due.
In March 2019, the Company reached agreement with CHOP to further amend the Research Agreement and the License Agreement (the “CHOP Amendments”). The CHOP Amendments allow the Company to defer the monthly payments due under the Research Agreement for the period from February 1, 2019 through September 30, 2019 in exchange for a non‑interest bearing note in the amount of such deferral. Such note matures September 30, 2019 and is secured by all of the Company’s intellectual property and other assets (the “Note”). At maturity, and at CHOP’s option, the Note will be payable in cash or a number of shares of the Company’s Common Stock calculated based on the price of the Company’s Common Stock at such time; provided, however, if conversion upon such election would cause CHOP and its affiliates including the CHOP Foundation to own, in the aggregate, in excess of 47.5% of the then‑outstanding shares of the Company’s Common Stock (after giving effect to such conversion), then CHOP would only receive the number of shares of the Company Common Stock such that CHOP and its affiliates including the CHOP Foundation would own, in the aggregate, 47.5% of the then outstanding shares of the Company’s Common Stock (after giving effect to such conversion), and the balance of the Note would be payable to

CHOP in cash. Depending on the price of the Company’s Common Stock at the time of such conversion, the percentage conversion cap discussed above may result in a significant amount of the Note payable to CHOP in cash. In such case, depending on the amount, the Company may not have enough cash on hand for such cash payment. Based on the Company’s closing stock price of $0.15 as of the close of business on September 30, 2019 the $3,167 reflected on the balance sheet relating to the Note and CHOP’s current ownership of 18,424,036 shares of Common Stock, excluding its ability to exercise warrants and options, a cash payment would not be required as a result of the percentage conversion cap, if so elected.
The CHOP Amendments with respect to the Research Agreement and the License Agreement prohibits the assignment or sublicense of CHOP’s intellectual property without CHOP’s prior written consent, allows CHOP to terminate the Research Agreement and the License Agreement upon a change of control without CHOP’s prior written consent, reduces the period of time during which the Company has to exercise its options to license new intellectual property of CHOP and to negotiate the terms of any such license and requires the Company to meet certain diligence requirements related to acquiring rights to and commencing a clinical trial for a viable molecule that addresses the optioned intellectual property.
Furthermore, until the later of repayment in full of the Note or June 30, 2020, the Company has agreed to only undertake an equity financing (including convertible notes) if the net proceeds of such financing provide at least six months of cash to sustain the Company’s operations; provided, that CHOP will have a right of first refusal to purchase any or all equity proposed to be issued in such financing on equivalent terms.
On October 4, 2019, the Company entered into an agreement with CHOP to extend the maturity date of the Note (the “Agreement”). Pursuant to the Agreement, the maturity of the Note was extended until November 15, 2019, with an automatic further extension to December 15, 2019, if the Company has entered into a definitive agreement concerning a financing of at least $20,000 on or prior to November 15, 2019. In addition, pursuant to the Agreement, the Company and CHOP agreed to amend the SRA and certain license agreements between the Company and CHOP, to return to CHOP certain intellectual property on which the Company is no longer focused and provide that the SRA continues after June 30, 2020, only upon the mutual agreement of CHOP and the Company.
CHOP is the Company’s largest shareholder, and the CHOP Foundation has the right to nominate one of the Company’s Board of Directors. Expenses related to CHOP, within the Research Agreement or otherwise, were $1,247 and $3,811 for the three and nine months periods ended September 30, 2019, respectively, and $1,239 and $5,725 for the three and nine months periods ended September 30, 2018, respectively. As of September 30, 2019, the Company had total payables related to CHOP, inclusive of those related to the Research Agreement, of $3,211 allocated between accrued expenses and trade payables.
In July 2019, the Company entered into an exclusive license agreement with OSI Pharmaceuticals, LLC, an indirect wholly‑owned subsidiary of Astellas Pharma Inc. (“Astellas”) for the worldwide development and commercialization of Astellas’ novel, second generation mTORC1/2 inhibitor, AEVI‑006. Under the terms of the license agreement, the Company paid Astellas an up‑front license fee of $500 and Astellas will be eligible to receive milestones payments based upon the achievement of specified development and regulatory milestones. Upon commercialization, Astellas will be entitled to a tiered, single‑digit royalty on worldwide annual net sales. The Company will be fully responsible for the development and commercialization of the program. The Company plans to initially develop AEVI‑006 for use in congenital complex Lymphatic Malformations. The Company has scheduled a pre‑IND meeting with FDA to discuss the path forward for development of AEVI‑006 for the treatment of lymphoid malformations. The Company plans to propose to open the IND with a 4‑week phase 1/2 PK/PD, safety and Proof of Concept study in adult patients with lymphatic malformations and begin enrollment in 2020. Detailed study design will be based on FDA and investigator feedback.
Also in July 2019, the Company entered into a royalty agreement with Michael F. Cola, Joseph J. Grano, Jr., Kathleen Jane Grano, Joseph C. Grano, The Grano Children’s Trust, Joseph C. Grano, trustee and LeoGroup Private Investment Access, LLC on behalf of Garry A. Neil (each individually, an “Investor” and collectively, the “Investors”), in exchange for a one‑time aggregate payment of $2,000 (the “Royalty Agreement”). These investors are considered related parties as Mr. Cola is President and Chief Executive Officer of the Company and a member of its board of directors (the “Board”), Dr. Neil is the Chief Scientific Officer of the Company and Mr. Grano is a member of the Board and is affiliated with the three other Investors party to the Royalty Agreement. Collectively, the Investors will be entitled to an aggregate amount equal to a low‑single digit percentage of the aggregate net sales of the OSI Products. At any time beginning three years after the date of the first public launch of an OSI Product, the Company may exercise, at its sole discretion, a buyout option that terminates the Company’s further obligations under the Royalty Agreement in exchange for a payment to the investors of an aggregate of 75% of the net present value of the royalty payments.
The $2,000 in proceeds received form the Investors was recorded as a royalty agreement liability on the Company’s Balance Sheet, in accordance with ASC 730, Research and Development. Because there was a significant related party relationship between the Company and the Investors, the Company treated its obligation to make royalty payments under the Royalty Agreement as an implicit obligation to repay the funds advanced by the Investors. As the Company makes royalty payments in accordance with the Royalty Agreement, it will reduce the liability balance. At the time that such royalty payments become probable and estimable, and if such amounts exceed the liability balance, the Company will impute interest accordingly on a prospective basis based on such estimates, which would result in a corresponding increase in the liability balance.
In August 2019, the Company obtained the right to exercise an exclusive global license from Medimmune Limited, a subsidiary of AstraZeneca, for a Phase 2‑ready fully human monoclonal antibody that targets interleukin 18, or IL‑18, AEVI‑007. Under the terms of the agreement, the Company will have the right to exercise an exclusive global license to develop and commercialize AEVI‑007. Contingent upon raising additional capital, the Company intends to exercise the option and would be required to pay AstraZeneca a combined mid‑single digit millions in cash and equity upon execution of the option, up to $162,000 upon achievement of certain development and sales‑related milestones and tiered low double‑digit royalties on global annual product sales. The Company will be fully responsible for the development and commercialization of the program.
NOTE 5:‑ STOCKHOLDERS’ EQUITY

a.
On September 10, 2019, the Company obtained approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding Common Stock by a ratio of not less than one‑for‑twenty and not more than one‑for‑sixty, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion, at any time prior to December 31, 2019, the implementation and timing of which shall be subject to the discretion of the Company’s Board of Directors.

b.	Issuance of stock options and warrants to employees and directors:
A summary of the Company’s activity for options and warrants granted to employees and directors is as follows:

	Nine months ended September 30, 2019
	Number of options and warrants	Weighted average exercise price	Weighted average remaining contractual terms (years)	Aggregate intrinsic value
Outstanding at December 31, 2018	10,308,328	$3.84	6.85	$—
Granted	—	$—
Exercised	—	$—
Forfeited	(1,441,913)	$3.61
Outstanding at September 30, 2019	8,866,415	$3.88	5.92	$—
Vested and expected to vest at September 30, 2019	8,866,415	$3.88	5.92	$—
Exercisable at September 30, 2019	7,482,805	$4.24	5.47	$—
As of September 30, 2019, there was $945 of total unrecognized compensation cost related to non‑vested stock‑based compensation arrangements granted to employees and directors. That cost is expected to be recognized over a weighted‑average period of 1.24 years.

c.	Issuance of options and warrants to consultants:
A summary of the Company’s activity for warrants and options granted to consultants is as follows:

	Nine months ended September 30, 2019
	Number of options and warrants	Weighted average exercise price	Weighted average remaining contractual terms (years)	Aggregate intrinsic value
Outstanding at December 31, 2018	10,000	$4.82	7.84	$—
Granted	—	$—
Exercised	—	$—
Forfeited	—	$—
Outstanding at September 30, 2019	10,000	$4.82	7.09	$—
Exercisable at September 30, 2019	10,000	$4.82	7.09	$—
As of September 30, 2019, there was no unrecognized compensation cost related to non‑vested stock‑based compensation arrangements granted to consultants.

d.	Stock‑based compensation expense:
Compensation expense related to warrants and options granted to employees, directors and consultants was recorded in the Consolidated Statement of Operations in the following line items:

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018
Research and development expenses	$485	$936	$122	$290
General and administrative expenses	652	1,349	131	460
Total stock‑based compensation expense	$1,137	$2,285	$253	$750

e.	Summary of shares to be issued upon exercise of options and warrants:
A summary of shares to be issued upon exercise of all the options and warrants, segregated into ranges, as of September 30, 2019 is presented in the following table:

		As of September 30, 2019
Options / Warrants	Exercise price per share ($)	Shares to be issued upon exercise of options and warrants outstanding	Shares to be issued upon exercise of options and warrants exercisable	Weighted average remaining contractual terms of options and warrants (in years)
Options:
Granted to employees and directors	1.07 ‑ 2.66	2,914,667	1,717,057	8.3
	3.14 ‑ 4.91	3,993,000	3,807,000	5.0
	5.22 ‑ 8.80	1,817,538	1,817,538	4.4
		8,725,205	7,341,595
Granted to consultants	4.82	10,000	10,000	7.1
Total shares to be issued upon exercise of options		8,735,205	7,351,595
Warrants:
Issued to employees and directors	2.84	141,210	141,210	3.0
Issued to investors	2.84	3,812,694	3,812,694	3.0
Total shares to be issued upon exercise of warrants		3,953,904	3,953,904
Total shares to be issued upon exercise of options and warrants		12,689,109	11,305,499
NOTE 6: LOSS PER SHARE
The Company computes basic net loss per share by dividing net loss by the weighted average number of shares outstanding, which includes stock issued and outstanding. The Company computes diluted net loss per share by dividing net loss by the weighted average number of shares and potential shares from outstanding stock options. Since the Company had a net loss for all periods presented, the effect of all potentially dilutive securities is anti‑dilutive.
The following table presents anti‑dilutive shares for the nine and three months ended September 30, 2019 and 2018:

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018
Weighted‑average anti‑dilutive shares related to:
Outstanding stock options	9,797,536	10,219,710	9,294,613	10,623,655
Outstanding warrants	3,953,904	4,532,000	3,953,904	3,953,904
Total weighted‑average anti‑dilutive shares	13,751,440	14,751,710	13,248,517	14,577,559
NOTE 7: SUBSEQUENT EVENTS
On October 9, 2019, the Nasdaq Hearing’s Panel (the “Panel”) issued a decision granting (i) the Company’s request for transfer of the Company’s common stock from the Nasdaq Global Market to the Nasdaq Capital Market effective at the open of business on October 15, 2019 and (ii) the Company’s request for continued listing of its common stock on the Nasdaq Capital Market pursuant to an exception through February 3, 2020. Such exception is subject to the conditions that on or before February 3, 2020 (i) the Company must demonstrate a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days and (ii) the Company must have stockholders’ equity above $2,500. If the Company does not regain compliance with the minimum bid price and stockholders’ equity requirements by February 3, 2020 or, based on any significant events that occur during the extension period, the Panel reconsiders the extension, the Nasdaq Stock Market LLC (“Nasdaq”) could delist the Company’s common stock from the Nasdaq Capital Market. There can be no assurance that the Company will regain compliance on or before February 3, 2020, or that it will be able to maintain compliance in the future.